                                                                     EXHIBIT 3.4

                                    BYLAWS

                                      OF


                              PERFECTMARKET, INC.
                            a Delaware corporation

                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
                                                                  ----
ARTICLE I OFFICES................................................  1

     Section 1.01 Registered Office..............................  1
     Section 1.02 Principal Office...............................  1
     Section 1.03 Other Offices..................................  1

ARTICLE II MEETINGS OF STOCKHOLDERS..............................  1

     Section 2.01 Annual Meetings................................  1
     Section 2.02 Special Meetings...............................  1
     Section 2.03 Place of Meetings..............................  2
     Section 2.04 Notice of Meetings.............................  2
     Section 2.05 Quorum.........................................  2
     Section 2.06 Voting.........................................  2
     Section 2.07 List of Stockholders...........................  3
     Section 2.08 Inspector of Election..........................  3
     Section 2.09 Stockholder Action Without Meeting.............  4

ARTICLE III BOARD OF DIRECTORS...................................  4

     Section 3.01 General Powers.................................  4
     Section 3.02 Number.........................................  4
     Section 3.03 Election of Directors..........................  4
     Section 3.04 Resignations...................................  4
     Section 3.05 Vacancies......................................  4
     Section 3.06 Place of Meeting; Telephone Conference Meeting.  5
     Section 3.07 First Meeting..................................  5

                           TABLE OF CONTENTS (Con't.)
                           --------------------------

                                                                  Page
                                                                  ----
     Section 3.08 Regular Meetings..............................   5
     Section 3.09 Special Meetings..............................   5
     Section 3.10 Quorum and Action.............................   6
     Section 3.11 Action by Consent.............................   6
     Section 3.12 Compensation..................................   6
     Section 3.13 Committees....................................   6
     Section 3.14 Officers of the Board.........................   6

ARTICLE IV OFFICERS.............................................   7

     Section 4.01 Officers......................................   7
     Section 4.02 Election......................................   7
     Section 4.03 Subordinate Officers..........................   7
     Section 4.04 Removal and Resignation.......................   7
     Section 4.05 Vacancies.....................................   7
     Section 4.06 President/Chief Executive Officer.............   7
     Section 4.07 Vice President................................   8
     Section 4.08 Secretary.....................................   8
     Section 4.09 Treasurer.....................................   8

ARTICLE V CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.........   9

     Section 5.01 Execution of Contracts........................   9
     Section 5.02 Checks, Drafts, Etc...........................   9
     Section 5.03 Deposit.......................................   9

                           TABLE OF CONTENTS (Con't.)
                           --------------------------

                                                                  Page
                                                                  ----
     Section 5.04 General and Special Bank Accounts.............   9

ARTICLE VI SHARES AND THEIR TRANSFER............................   9

     Section 6.01 Certificates for Stock........................   9
     Section 6.02 Transfer of Stock.............................  10
     Section 6.03 Regulations...................................  10
     Section 6.04 Lost, Stolen, Destroyed and
      Mutilated Certificates....................................  10
     Section 6.05 Record Date...................................  10
     Section 6.06 Representation of Shares of Other Corporations  10

ARTICLE VII INDEMNIFICATION OF DIRECTORS, OFFICERS,
     EMPLOYEES AND OTHER AGENTS.................................  11

     Section 7.01 Agents, Proceedings, and Expenses.............  11
     Section 7.02 Indemnification...............................  11
     Section 7.03 Advance of Expenses...........................  11
     Section 7.04 Other Contractual Rights......................  11
     Section 7.05 Limitations...................................  12
     Section 7.06 Insurance.....................................  12
     Section 7.07 Fiduciaries of Corporate Employee
      Benefit Plan..............................................  12

ARTICLE VIII MISCELLANEOUS......................................  12

     Section 8.01 Seal..........................................  12
     Section 8.02 Waiver of Notices.............................  12
     Section 8.03 Loans and Guaranties..........................  12
     Section 8.04 Gender........................................  12

                           TABLE OF CONTENTS (Con't)
                           -------------------------

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                                                                  ----
     Section 8.05 Amendments..................................... 13

CERTIFICATE OF SECRETARY......................................... 14

                                    BYLAWS

                                      of

                              PERFECTMARKET, INC.
                            a Delaware corporation


                                   ARTICLE I
                                    OFFICES

     Section 1.01 Registered Office. The registered office of PerfectMarket,
                  ---------- ------
Inc. (hereinafter called the "Corporation") shall be at the following place in the State of Delaware, or at such other place in the State of Delaware as shall be designated by the Board of Directors (hereinafter called the "Board") from time to time:

                       c/o Incorporating Services, Ltd.
                             15 East North Street
                             Dover, Delaware 19901

     Section 1.02 Principal Office. The principal office for the transaction of
                  ----------------
the business of the Corporation shall be located at 4502 Dyer Street, La Crescenta, California 91214, or at such other place as designated by the Board from time to time.

     Section 1.03 Other Offices. The Corporation may also have an office or
                  -------------
offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.


                                  ARTICLE II
                           MEETINGS OF STOCKHOLDERS

     Section 2.01 Annual Meetings. Annual meetings of the stockholders of the
                  ---------------
Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution. In the absence of any such resolution by the Board, the annual meeting of the stockholders of the Corporation shall be held at the principal office of the Corporation, on the second Tuesday in April, at the hour of 10:00 a.m.

     Section 2.02 Special Meetings. Special meetings of the stockholders of the
                  ----------------
Corporation for any purpose or purposes may be called at any time by the Board or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of Delaware (or its successor statute as in effect from time to time here-after), then such special meeting may also be called by the person or persons, in the manner, at the time and for the purposes so specified.

     Section 2.03 Place of Meetings. All meetings of the stockholders shall be
                  -----------------
held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices or waivers of notice thereof.

     Section 2.04 Notice of Meetings. Except as otherwise required by law,
                  ------------------
notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting shall also state the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     Section 2.05 Quorum. The holders of record of a majority in voting interest
                  ------
of the shares of stock of the Corporation entitled to be voted, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at or to act as secretary of such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 2.06 Voting.
                  ------

     (a) At each meeting of the stockholders, each stockholder shall be entitled to vote in person or by proxy such share or fractional share of the stock of the Corporation which has voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation:

          (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

          (ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given, or (B) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

     (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of Delaware.

     (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

     Section 2.07 List of Stockholders. The Secretary of the Corporation shall
                  --------------------
prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof, and may be inspected by any stockholder who is present.

     Section 2.08 Inspector of Election. If at any meeting of the stockholders a
                  --------- -- --------
vote by written ballot shall be taken on any question, the chairman of such meeting may appoint an inspector or inspectors of election to act with respect to such vote. Each inspector so appointed shall first subscribe an oath faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his ability. Such inspectors shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. Inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which he shall have a material interest.

     Section 2.09 Stockholder Action Without Meeting. Any action required by the
                  ----------------------------------
General Corporation Law of Delaware to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III
                              BOARD OF DIRECTORS

     Section 3.01 General Powers. The property, business and affairs of the
                  --------------
Corporation shall be managed by or under the direction of the Board, which may exercise all of the powers of the Corporation, except such as are by the Certificate of Incorporation, by these Bylaws or by law conferred upon or reserved to the stockholders.

     Section 3.02 Number. The authorized number of directors of the Corporation
                  ------
shall be three until changed by an amendment to this Section made pursuant to the provisions of Article VIII, Section 8.05 of these Bylaws, subject to the provisions of the General Corporation Law of Delaware. Directors need not be stockholders in the Corporation.

     Section 3.03 Election of Directors. The directors shall be elected by the
                  ---------------------
stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to the provisions contained in the Certificate of Incorporation and relating thereto, including any provisions for a classified board.

     Section 3.04 Resignations. Any director of the Corporation may resign at
                  ------------
any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.05 Vacancies. Except as otherwise provided in the Certificate of
                  ---------
Incorporation or the Shareholders Agreement, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Upon the resignation of one or more directors from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided hereinabove in the filling of other vacancies.

     Section 3.06 Place of Meeting: Telephone Conference Meeting. The Board may
                  -------- -------------------------------------
hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 3.07 First Meeting. The Board shall meet as soon as practicable
                  ----- -------
after each annual election of directors and notice of such first meeting shall not be required.

     Section 3.08 Regular Meetings. Regular meetings of the Board may be held at
                  ----------------
such times as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day which is not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     Section 3.09 Special Meetings.
                  ----------------

     (a) Special meetings of the Board may be called at any time by the Chairman of the Board, the President/Chief Executive Officer or any Vice President or the Secretary or by any two (2) directors, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

     (b) Notice of the time and place of special meetings shall be given to each director either: (i) by mailing or otherwise sending to him a written notice of such. meeting, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held, at least seventy-two (72) hours prior to the time of the holding of such meeting; or (ii) by orally communicating the time and place of the special meeting to him at least forty-eight (48) hours prior to the time of the holding of such meeting. Either of the notices as above provided shall be due, legal and personal notice to such director.

     (c) Whenever notice is required to be given, either to a stockholder or a director, under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, whether in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any regular or special meeting of directors or committee of directors need be specified in any written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 3.10 Quorum and Action. Except as otherwise provided in these
                  -----------------
Bylaws or by law, the presence of all of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of all of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     Section 3.11 Action by Consent. Any action required or permitted to be
                  -----------------
taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

     Section 3.12 Compensation. No stated salary need be paid to directors, as
                  ------------
such, for their services but, as fixed from time to time by resolution of the Board, the directors may receive directors' fees, compensation and reimbursement for expenses for attendance at directors' meetings, for serving on committees and for discharging their duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.13 Committees.
                  ----------

     (a) The Board may, by its unanimous resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board when required.

     (b) The presence of all of the members of any such committee shall constitute a quorum for the transaction of business. Every act or decision done or made by said committee shall be authorized by unanimous resolution of the members thereof.

     Section 3.14 Officers of the Board. The Board may have a Chairman of the
                  ---------------------
Board. The Chairman of the Board may be appointed from time to time by the Board and the powers and duties of such Chairman shall be as so provided by the Board from time to time.

                                  ARTICLE IV
                                   OFFICERS

     Section 4.01 Officers. The officers of the Corporation shall be a
                  --------
President/Chief Executive Officer, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 4.03 of these Bylaws. One person may hold two or more offices. The salaries of all officers of the Corporation shall be fixed by the Board.

     Section 4.02 Election. The officers of the Corporation, except such
                  --------
officers as may be appointed in accordance with the provisions of Section 4.03 or Section 4.05 of these Bylaws, shall be chosen annually by the Board, and each shall hold his or her office until he or she shall resign or shall be removed or shall be otherwise disqualified to serve, or until his or her successor shall be elected and qualified.

     Section 4.03 Subordinate Officers. The Board may appoint, or may authorize
                  ----------- --------
the President/Chief Executive Officer or Chairman of the Board to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the President/Chief Executive Officer or Chairman of the Board from time to time may specify, and shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve.

     Section 4.04 Removal and Resignation.
                  -----------------------

     (a) Any officer may be removed, with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by the President/Chief Executive Officer or Chairman of the Board upon whom such power of removal may be conferred by the Board.

     (b) Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the President/Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.05 Vacancies. A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for the regular appointments to such office.

     Section 4.06 President/Chief Executive Officer. Subject to such supervisory
                  --------------- -----------------
powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President/Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction, and control of the business and the officers of the Corporation. The President/Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board. The President/Chief Executive Officer shall have the general powers and duties of management usually vested in the office of President/Chief Executive Officer of a Corporation, and shall have such other powers and duties as may be prescribed by the Board or the Bylaws.

     Section 4.07 Vice President. The Vice President(s), if any, shall exercise
                  --------------
and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as from time to time may be assigned to each of them by the President/Chief Executive Officer, by the Board or as is prescribed by these Bylaws. In the absence or disability of the President/Chief Executive Officer, the Vice Presidents, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, shall perform all of the duties of the President/Chief Executive Officer and when so acting shall have all of the powers of and be subject to all the restrictions upon the President/Chief Executive Officer.

     Section 4.08 Secretary.
                  ---------

     (a) The Secretary shall keep, or cause to be kept, a book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     (b) The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     (c) The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.09 of these Bylaws, or if he shall fail to give notice of any special meeting of the stockholders called by one or more of the persons identified in Section 2.02 of these Bylaws, then any such person or persons may give notice of any such special meeting.

     Section 4.09 Treasurer.
                  ---------

     (a) The Treasurer, who may be referred to as the "Chief Financial Officer", shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account at all reasonable times shall be open to inspection by any director.

     (b) The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President/Chief Executive Officer and to the directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.


                                   ARTICLE V
                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     Section 5.01 Execution of Contracts. The Board, except as otherwise
                  ----------------------
provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     Section 5.02 Checks. Drafts. Etc. All checks, drafts or other orders for
                  -------------------
payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

     Section 5.03 DEPOSITS. All funds of the Corporation not otherwise employed
                  --------
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, attorney or attorneys, of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President/Chief Executive Officer, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall be determined by the Board from time to time) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

     Section 5.04 General and Special Bank Accounts. The Board may from time to
                  ---------------------------------
time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by an officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.


                                  ARTICLE VI
                           SHARES AND THEIR TRANSFER

     Section 6.01 Certificates for Stock. Every owner of stock of the
                  ----------------------
Corporation shall be entitled to have a certificate or certificates, in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President/Chief Executive Officer or a Vice

President and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 of these Bylaws.

     Section 6.02 Transfer of Stock. Transfer of shares of stock of the
                  -----------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of these Bylaws, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the tansferor and the transferee request the Corporation to do so.

     Section 6.03 Regulations. The Board may make such rules and regulations as
                  -----------
it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     Section 6.04 Lost, Stolen, Destroyed and Mutilated Certificates. In any
                  --------------------------------------------------
case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sums as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

     Section 6.05 Record Date. In order that the Corporation may determine the
                  -----------
stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     Section 6.06 Representation of Shares of Other Corporations. The
                  ----------------------------------------------
President/Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.


                                  ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                          EMPLOYEES AND OTHER AGENTS

     Section 7.01 Agents. Proceedings. and Expenses. For the purposes of this
                  ---------------------------------
Article: (i) "agent" means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and (ii) "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Sections 7.02 or 7.03 of this Article.

     Section 7.02 Indemnification. Except where and to the extent prohibited by
                  ---------------
the Delaware General Corporation Law or by the Certificate of Incorporation, this Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts, including attorney fees and costs, actually and reasonably incurred in connection with such proceeding regardless of whether the proceeding is brought by any third party or by or in the right of this Corporation, to the broadest extent permissible by Delaware law. Further, this Corporation eliminates the personal liability of each member of its Board and each officer to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented. The Corporation shall to the fullest extent permitted by said section indemnify each member of the Board and each officer from and against any and all of the expenses, liabilities or other matters referred to in or covered in Article VII of these Bylaws.

     Section 7.03 Advance of Expenses. To the maximum extent permissible by the
                  -------------------
Delaware General Corporation Law and the Certificate of Incorporation of this Corporation, expenses incurred in defending any proceeding shall be advanced by this Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

     Section 7.04 Other Contractual Rights. The indemnification provided by this
                  ------------------------
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

     Section 7.05 Limitations. No indemnification or advance shall be made under
                  -----------
this Article in any circumstance where it appears: (i) that it would be inconsistent with a provision of an agreement to which the indemnitee is a party and which was in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 7.06 Insurance. Upon and in the event of a determination by the
                  ---------
Board of this Corporation to purchase such insurance, this Corporation shall have the power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against that liability under the provisions of this Article VII.

     Section 7.07 Fiduciaries of Corporate Employee Benefit Plan. This Article
                  ----------------------------------------------
does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation as defined in
Section 7.01 of this Article. This Corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the maximum extent permitted by Delaware law.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     Section 8.01 Seal. The Board shall provide a corporate seal, which shall be
                  ----
in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and showing the year of incorporation.

     Section 8.02 Waiver of Notices. Whenever notice is required to be given by
                  -----------------
these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     Section 8.03 Loans and Guaranties. The Corporation may lend money to, or
                  --------------------
guarantee any obligation of, and otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer who is a director, whenever, in the judgment of the Board, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

     Section 8.04 Gender. All personal pronouns used in these Bylaws shall
                  ------
include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

     Section 8.05 Amendments. Except as provided in this Section 8.05 of these
                  ----------
Bylaws, these Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new Bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board or (ii) by the stockholders, by the vote of a majority of the outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting; provided, however, that Section 3.02 of these Bylaws can only be amended if that Section as amended would not conflict with the Corporation's Certificate of Incorporation and that Sections 7.02, 7.03 and 7.04 of these Bylaws can only be amended if such Sections as amended would pertain only to prospective acts. Except as provided in this Section 8.05, any Bylaw made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.

                           CERTIFICATE OF SECRETARY

The undersigned hereby certifies as follows:

     (1) That the undersigned is the duly elected and acting Secretary of PerfectMarket, Inc., a Delaware corporation (the "Corporation");

     (2) That the foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Written Consent of the Sole Incorporator, dated September 21, 1995; and

     (3) That the foregoing Bylaws constitute the Bylaws of the Corporation as duly approved and adopted by the Unanimous Written Consent in Lieu of the Organizational Meeting of the Board of Directors, dated as of 9-22, 1995.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation this 22nd day of Sept, 1995.

                                                    /s/ Jeffrey Brewer
                                                    ----------------------------
                                                    Jeffrey Brewer, Secretary

                      CERTIFICATE OF AMENDMENT OF BYLAWS
                                      OF
                                CITYSEARCH, INC.

                       Effective as of December 15, 1995

     The following amendment to the Corporation's Bylaws were approved by the Corporation's Board of Directors on December 15, 1995, to read in its entirety as follows:

     "Section 3.02 Number. The authorized number of directors of the Corporation
                   ------
shall be five until changed by an amendment to this Section made pursuant to the provisions of Article VIII, Section 8.05 of these Bylaws, subject to the provisions of the General Corporation Law of Delaware. Directors need not be stockholders of the Corporation."

                      CERTIFICATE OF AMENDMENT OF BYLAWS
                                      OF
                                CITYSEARCH, INC.

                          Effective as of May 13, 1996

     The following amendment to the Corporation's Bylaws were approved by the Corporation's Board of Directors on May 13, 1996, to read in its entirety as follows:

     "Section 3.02 Number. The authorized number of directors of the Corporation
                   ------
shall be seven until changed by an amendment to this Section made pursuant to the provisions of Article VIII, Section 8.05 of these Bylaws, subject to the provisions of the General Corporation Law of Delaware. Directors need not be stockholders of the Corporation."

                      CERTIFICATE OF AMENDMENT OF BYLAWS
                                      OF
                                CITYSEARCH, INC.

                        Effective as of June 23, 1997

     The following amendment to the Corporation's Bylaws were approved by the Corporation's Board of Directors on June 23, 1997, to read in its entirety as follows:

     "Section 3.02 Number. The authorized number of directors of the Corporation
                   ------
shall be eight until changed by an amendment to this Section made pursuant to the provisions of Article VIII, Section 8.05 of these Bylaws, subject to the provisions of the General Corporation Law of Delaware. Directors need not be stockholders of the Corporation."

                      CERTIFICATE OF AMENDMENT OF BYLAWS
                                      OF
                                CITYSEARCH, INC.

                       Effective as of December 8, 1997

     The following amendment to the Corporation's Bylaws were approved by the Corporation's Board of Directors on December 8, 1997, to read in its entirety as follows:

     "Section 3.02 Number. The authorized number of directors of the Corporation
                   ------
shall be eleven until changed by an amendment to this Section made pursuant to the provisions of Article VIII, Section 8.05 of these Bylaws, subject to the provisions of the General Corporation Law of Delaware. Directors need not be stockholders of the Corporation."